SEPARATION AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                          REPUBLIC FIRST BANCORP, INC.

                                       AND

                             FIRST BANK OF DELAWARE








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                                                    Table of Contents

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ARTICLE I CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTION DATE....................................................1

         Section 1.1       Treatment of Intercompany Accounts.....................................................1
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         Section 1.2       Charter and Bylaws.....................................................................1
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         Section 1.3       Documents to Be Delivered By RFB and SpinCo............................................2
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ARTICLE II THE DISTRIBUTION.......................................................................................2

         Section 2.1       The Distribution.......................................................................2
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         Section 2.2       Actions In Connection with the Distribution............................................3
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         Section 2.3       Sole Discretion of RFB.................................................................3
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         Section 2.4       Conditions To Distribution.............................................................4
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ARTICLE III ACCESS TO INFORMATION.................................................................................5

         Section 3.1       Provision of Corporate Records.........................................................5
                           ------------------------------
         Section 3.2       Access to Information..................................................................6
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         Section 3.3       Reimbursement; Other Matters...........................................................6
                           ----------------------------
         Section 3.4       Confidentiality........................................................................6
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         Section 3.5       Privileged Matters.....................................................................7
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         Section 3.6       Ownership of Information...............................................................8
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         Section 3.7       Retention of Records...................................................................9
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         Section 3.8       Limitation of Liability; Release.......................................................9
                           --------------------------------
         Section 3.9       Other Agreements Providing for Exchange of Information.................................9
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ARTICLE IV INDEMNIFICATION AND DISPUTE RESOLUTION................................................................10

         Section 4.1       Indemnification by RFB................................................................10
                           ----------------------
         Section 4.2       Indemnification by SpinCo.............................................................10
                           -------------------------
         Section 4.3       Negotiation...........................................................................10
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         Section 4.4       Continuity of Service and Performance.................................................10
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         Section 4.5       Other Remedies........................................................................10
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         Section 4.6       Tolling...............................................................................10
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ARTICLE V MISCELLANEOUS..........................................................................................11

         Section 5.1       Entire Agreement......................................................................11
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         Section 5.2       Governing Law.........................................................................11
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         Section 5.3       Termination...........................................................................11
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         Section 5.4       Notices...............................................................................11
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         Section 5.5       Counterparts..........................................................................12
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         Section 5.6       Binding Effect; Assignment; Third-Party Beneficiaries.................................12
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         Section 5.7       Severability..........................................................................12
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         Section 5.8       Failure or Indulgence Not Waiver; Remedies Cumulative.................................12
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         Section 5.9       Amendment.............................................................................13
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         Section 5.10      Authority.............................................................................13
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         Section 5.11      Interpretation........................................................................13
                           --------------
         Section 5.12      Conflicting Agreements................................................................13
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ARTICLE VI DEFINITIONS...........................................................................................13

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                                      (i)

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                      SEPARATION AND DISTRIBUTION AGREEMENT


         THIS SEPARATION AND DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of January 31, 2005, between Republic First Bancorp, Inc., a Pennsylvania corporation ("RFB"), and First Bank of Delaware, a Delaware corporation ("SpinCo"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VI hereof.

                                    RECITALS

         WHEREAS, the Board of Directors of RFB (the "RFB Board") has determined that it is appropriate and desirable for RFB to separate RFB's Pennsylvania banking operations from RFB's Delaware banking operations in a manner that would permit RFB to divest its entire ownership interest in SpinCo through a pro-rata distribution of all of the outstanding shares of common stock of SpinCo (the "SpinCo Common Stock") to the holders of common stock of RFB (the "RFB Common Stock"), pursuant to the terms and subject to the conditions of this Agreement (the "Distribution");

         WHEREAS, the Distribution is intended to qualify as a tax-free transaction to RFB and its shareholders pursuant to Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, SpinCo has filed with the FDIC a registration statement on Form 10 to effect the registration of the SpinCo Common Stock in connection with the Distribution (the "Form 10");

         WHEREAS, RFB has filed an Information Statement on Schedule 14-C with the Securities and Exchange Commission describing SpinCo common stock and the Distribution, among other matters, and has mailed the Information Statement to its shareholders;

         WHEREAS, the parties intend in this Agreement, including the Schedules and Exhibits hereto, to set forth the principal arrangements between them regarding the Distribution;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I


              CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTION DATE

     Section 1.1 Treatment of Intercompany Accounts. On or prior to the Distribution Date intercompany accounts, if any, shall be settled.

     Section 1.2 Charter and Bylaws. RFB and SpinCo shall each take all actions that may be required to provide for the adoption by SpinCo, at or prior to the Distribution Date, of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws in substantially the same forms attached hereto as Exhibit A and Exhibit B, respectively.


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     Section  1.3       Documents to Be Delivered By RFB and SpinCo. On or prior
to the Distribution Date, RFB will execute and deliver to SpinCo, and SpinCo will execute and deliver to RFB, all of the following items and agreements (collectively, together with all agreements and documents contemplated by this Agreement as such agreements may be amended from time to time, the "Ancillary Agreements"):

          (a)  the Tax Disaffiliation Agreement; and

          (b) such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

         Unless otherwise provided herein, the document deliveries contemplated in this Section 1.3 shall occur on or prior to the Distribution Date.

                                   ARTICLE II

                                THE DISTRIBUTION

     Section 2.1        The Distribution.

          (a) Cooperation. SpinCo shall cooperate with RFB to accomplish the Distribution and shall, at RFB's direction, promptly take any and all actions necessary or desirable to effect the Distribution. RFB may select any investment bank or manager in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting and other advisors for RFB; provided, that, nothing herein shall prohibit SpinCo from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution or using the same advisors engaged by RFB. SpinCo and RFB, as the case may be, will provide to the distribution or exchange agent to be appointed by RFB (the "Distribution Agent") all share certificates and any information required in order to complete the Distribution.

          (b) Distribution Mechanics.

               (i) Subject to Sections 2.3 and 2.4, on or prior to the Distribution Date, RFB will deliver to the Distribution Agent for the benefit of holders of RFB Common Stock on the Record Date, a single stock certificate, endorsed by RFB in blank, representing all of the outstanding shares of SpinCo Common Stock then owned by RFB, and shall cause the transfer agent for the RFB Common Stock to instruct the Distribution Agent to distribute on or as soon as practicable after the Distribution Date the appropriate number of such shares of SpinCo Common Stock to each such holder or designated transferee or transferees of such holder of RFB Common Stock. The Distribution shall be effective at 12:01 a.m. Eastern Standard Time on the Distribution Date.

               (ii) Subject to Sections 2.3 and 2.4, each holder of RFB Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the pro-rata distribution a number of shares of SpinCo Common Stock equal to the number of shares of RFB Common Stock held by such holder on the Record Date multiplied by the distribution ratio determined by the RFB Board when it declares the Distribution. RFB and


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          SpinCo,  as the case may be, will provide to the  Distribution  Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

     Section 2.2        Actions In Connection with the Distribution.

               (a) Form 10 and Information Statement. SpinCo shall file such amendments and supplements to the Form 10, and such amendments as may be necessary in order to cause the same to become and remain effective as required by Law, including filing such amendments and supplements to the Form 10 as may be required by the FDIC or federal, state or foreign securities Laws. SpinCo shall mail to the holders of RFB Common Stock, at such time on or prior to the Distribution Date as RFB shall determine, an Information Statement on Schedule 14-C, as well as any other information concerning SpinCo, its business, operations and management, the Distribution and such other matters as RFB shall reasonably determine are necessary and as may be required by Law.

               (b) Other Documentation. RFB and SpinCo shall also cooperate in preparing, filing with the FDIC and causing to become effective registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Distribution or other transactions contemplated by this Agreement and the Ancillary Agreements. Promptly after receiving a request to do so from RFB, to the extent requested by RFB, SpinCo shall prepare and, to the extent required under applicable Law, file with the FDIC any such documentation that RFB determines is necessary or desirable to effectuate the Distribution, and RFB and SpinCo shall each use its reasonable commercial efforts to obtain all necessary approvals from the FDIC with respect thereto as soon as practicable.

               (c) Blue Sky. Promptly after receiving a request to do so from RFB, SpinCo shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable Laws under any foreign jurisdiction) in connection with the Distribution.

               (d) Exchange Listing. Promptly after receiving a request to do so from RFB, SpinCo shall prepare and file, and shall use its reasonable commercial efforts to have approved and made effective, an application for the original listing of the SpinCo Common Stock to be distributed in the Distribution on the Over-The-Counter Bulletin Board or the Pink Sheets, subject to official notice of distribution. In addition, RFB shall, to the extent possible, give NASDAQ not less than ten days advance notice of the Record Date in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended.

               (e) Conditions. SpinCo shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 2.4 to be satisfied and to effect the Distribution, or any portion thereof, on the terms, in the manner and on the Distribution Date.

     Section 2.3 Sole Discretion of RFB. RFB shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation


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thereof.  In  addition,  RFB may at any  time and from  time to time  until  the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution.

     Section 2.4 Conditions To Distribution. Subject to Section 2.3, the following are conditions to the consummation of any part of the Distribution. The conditions are for the sole benefit of RFB and shall not give rise to or create any duty on the part of RFB or the RFB Board to waive or not waive any such condition.

               (a) Effective Form 10. The Form 10 shall have been declared effective under the FDIC rules, with no stop order in effect with respect thereto, and the Information Statement shall have been mailed to the holders of RFB Common Stock.

               (b) Schedule 14-C. The Information Statement on Schedule 14-C shall have been distributed to the shareholders of RFB at least twenty
          (20) days prior to the Distribution Date.

               (c) Blue Sky Laws. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable Laws under any foreign jurisdictions) described in Section 2.2(c) shall have been taken and, where applicable, have become effective or been accepted.

               (d) Exchange Listing. Arrangements shall have been made to have the SpinCo Common Stock quoted by a market maker for trading on the Over-The-Counter Bulletin Board or Pink Sheets at the Effective Time or as soon as reasonably practicable thereafter, subject to official notice of issuance.

               (e) IRS Ruling. RFB shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to RFB (in its sole discretion), and such ruling shall remain in effect, to the effect that (i) the distribution by RFB to the holders of RFB Common Stock on the Record Date of all the SpinCo Common Stock in the manner determined by RFB will qualify as a tax-free distribution for U.S. federal income tax purposes under Section 355 of the Code; (ii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) RFB as a result of the Distribution; and (iii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the holders of RFB Common Stock on the Record Date upon their receipt of shares of SpinCo Common Stock pursuant to the Distribution.

               (f) Charter and Bylaws. SpinCo's Amended and Restated Articles of Association and Amended and Restated Bylaws in substantially the forms attached hereto as Exhibit A and Exhibit B, respectively, shall be in effect.

               (g) Ancillary Agreements. Each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

               (h) Governmental Approvals. Any material Governmental Approvals necessary to consummate the Distribution or any portion thereof shall have been obtained and be in full force and effect.



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               (i) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of all or any portion of the Distribution shall be in effect, and no other event outside the control of RFB shall have occurred or failed to occur that prevents the consummation of all or any portion of the Distribution.

               (j) No Inadvisable Event. The RFB Board shall have approved the Distribution and shall have not determined that any events or developments shall have occurred that make it inadvisable to effect the Distribution.

               (k) Fractional Shares. No certificates representing fractional shares of SpinCo Common Stock will be distributed in the Distribution. As soon as practicable after the consummation of any portion of the Distribution, RFB shall direct the Distribution Agent to determine the number of whole shares and fractional shares of SpinCo Common Stock allocable to each holder of record or beneficial owner of RFB Common Stock otherwise entitled to fractional shares of SpinCo Common Stock, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of RFB, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder or owner's ratable share of the proceeds of such sale, after making appropriate deductions for any amount required to be withheld for U.S. federal income tax purposes and to repay expenses reasonably incurred by the Distribution Agent, including all brokerage charges, commissions and transfer taxes, in connection with such sale. RFB and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of RFB Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                  ARTICLE III

                              ACCESS TO INFORMATION

     Section 3.1        Provision of Corporate Records.

               (a) After the Effective Time, upon the prior written request by SpinCo for specific and identified agreements, documents, books, records or files (collectively, "Records") which relate to (x) SpinCo, the conduct of the business of SpinCo up to the Effective Time or the ownership of the SpinCo Assets up to the Effective Time, or (y) any Ancillary Agreement (other than, if needed, the Tax Disaffiliation Agreement), RFB shall arrange, as soon as reasonably practicable following the receipt of such request, to provide such Records (or appropriate copies thereof if RFB has a reasonable need to retain the originals) in the possession or control of RFB or any of the RFB Subsidiaries, but only to the extent such items are not already in the possession or control of SpinCo.



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               (b) After the Effective  Time,  upon the prior written request by
          RFB for specific and identified Records which relate to (x) RFB, the conduct of the RFB Business up to the Effective Time or the ownership of the RFB Assets up to the Effective Time, or (y) any Ancillary Agreement (other than, if needed, the Tax Disaffiliation Agreement), SpinCo shall arrange, as soon as reasonably practicable following the receipt of such request, to provide such Records (or appropriate copies thereof if SpinCo has a reasonable need to retain the originals) in the possession or control of SpinCo but only to the extent such items are not already in the possession or control of RFB.

     Section  3.2       Access to Information.After  the Effective Time, each of
RFB and SpinCo shall afford to the other and its authorized representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, and Records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to (x) such other party or the conduct of its business or ownership of its Assets prior to the Effective Time, (y) any Ancillary Agreement or (z) litigation or threatened litigation against such party.

     Section 3.3 Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to personnel, properties or Records to the other party under this Article III shall be entitled to receive from the recipient, upon the presentation of invoices therefor, reimbursement for payments made for supplies, disbursements and other out-of-pocket expenses (including attorneys' fees and disbursements), as may be reasonably incurred in providing such Records or access to personnel, properties or Records.

     Section 3.4 Confidentiality. Neither (i) RFB nor the RFB Subsidiaries nor (ii) SpinCo shall use or permit the use of (without the prior written consent of the other) and each such entity shall keep, and shall cause its representatives to keep, confidential all information concerning the other party in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information, (w) relates to or was acquired during the period up to the Effective Time, (x) relates to any Ancillary Agreement, (y) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, or (z) is based upon or is derived from information described in the preceding clauses (w), (x) or (y), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such party's representatives, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has provided the other party with prompt notice of such requirement in order to afford the other party the opportunity to seek an appropriate protective order or other remedy. In the event that such protective order or other remedy is not obtained or that the other party does not waive compliance with the provisions of this Section 3.4, the first party will furnish only that portion of such information that it is advised by opinion of counsel, which counsel shall be reasonably acceptable to the other party, is legally required and will endeavor to obtain assurance that confidential treatment will be accorded the information so furnished.



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     Notwithstanding  anything  herein to the  contrary,  except  as  reasonably necessary to comply with applicable securities laws, RFB, SpinCo and their respective representatives may (i) consult any tax advisor regarding U.S. federal income tax treatment or tax structure of the transactions contemplated by this Agreement, and (ii) disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either RFB or SpinCo relating to such tax treatment or tax structure.

     Section 3.5 Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the benefit of each of the members of the RFB Group, and each of the members of the SpinCo Group, and that each of the members of the RFB Group, and each of the members of the SpinCo Group, should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable Law. Except as otherwise specifically provided in the Tax Disaffiliation Agreement, if any, with respect to tax matters, to allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

               (a) RFB shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the RFB Business, whether or not the privileged information is in the possession of or under the control of RFB or SpinCo. RFB shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting RFB Liabilities, now pending or which may be asserted in the future, in any Action initiated against or by RFB, whether or not the privileged information is in the possession of or under the control of RFB or SpinCo.

               (b) SpinCo shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the business of SpinCo, whether or not the privileged information is in the possession of or under the control of RFB or SpinCo. SpinCo shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting SpinCo Liabilities, now pending or which may be asserted in the future, in any Action initiated against or by SpinCo, whether or not the privileged information is in the possession of SpinCo or under the control of RFB or SpinCo.

               (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 3.5, with respect to all privileges not allocated pursuant to the terms of Sections 3.5(a) and (b). All privileges relating to any Action, disputes or other matters which involve RFB and SpinCo in respect of which such parties retain any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

               (d) No party hereto may waive any privilege which could be asserted under any applicable Law, and in which any other party hereto has a shared privilege, without the consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the




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          extent  reasonably  required in connection  with any Action with Third
          Parties or as provided in subsection (e) below.

               (e) In the event of any Action or dispute between any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party, to the extent necessary in connection with such Action or dispute, may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to such Action or dispute between the relevant parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to Third Parties.

               (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

               (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former representatives has received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information (to the extent such information is available to such party) and to assert any rights it or they may have under this
          Section 3.5 or otherwise to prevent the production or disclosure of such privileged information.

               (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of RFB and SpinCo, as set forth in Section 3.4 and this Section 3.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 3.1 and 3.2 hereof and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

     Section 3.6 Ownership of Information. Any Information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to this Article III shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

     Section 3.7        Retention of Records.

               (a) RFB shall deliver to SpinCo upon SpinCo's request all Records that are specifically identified by SpinCo and known by RFB, after reasonable inquiry, to be in its control or possession relating to SpinCo Assets, SpinCo Liabilities or the business of SpinCo. Except
          (a) as provided in the Tax Disaffiliation Agreement, if needed, or (b) when a longer retention period is otherwise required by Law or agreed to in writing, the RFB Group and SpinCo shall retain in a reasonably retrievable format, for a period of at least six years, all Records relating to the business of SpinCo as of the Effective Time. Notwithstanding the foregoing, in lieu of retaining any specific Records, RFB may offer in writing to deliver such Records to SpinCo and, if such offer is not accepted within ninety days, the offered Records may be destroyed or otherwise disposed of at any time. If SpinCo shall request in writing prior to the expiration of such ninety-day period that any of Records proposed to be destroyed or disposed of be delivered to SpinCo, RFB shall promptly arrange for delivery of such requested Records (at SpinCo's cost).

               (b) SpinCo shall deliver to RFB upon RFB's request all Records that are specifically identified by RFB and known by SpinCo, after reasonable inquiry, to be in its control or possession relating to RFB Assets, RFB Liabilities or the business of RFB. Except (i) as provided in the Tax Disaffiliation Agreement, if needed, or (ii) when a longer retention period is otherwise required by Law or agreed to in writing, the RFB Group and SpinCo shall retain in a reasonably retrievable format, for a period of at least six years, all Records relating to the business of RFB as of the Effective Time. Notwithstanding the foregoing, in lieu of retaining any specific Records, SpinCo may offer in writing to deliver such Records to RFB and, if such offer is not accepted within ninety days, the offered Records may be destroyed or otherwise disposed of at any time. If RFB shall request in writing prior to the expiration of such ninety-day period that any of Records proposed to be destroyed or disposed of be delivered to RFB, SpinCo shall promptly arrange for delivery of such requested Records (at RFB's cost).

     Section 3.8        Limitation of Liability; Release.

               (a) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

               (b) Effective upon the Distribution and except as otherwise specifically set forth in this Agreement, each of RFB and SpinCo releases and forever discharges the other and its representatives and Subsidiaries, of and from all Liabilities against such other party, its representatives and Subsidiaries or any of its successors or assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Distribution; provided, however, that the foregoing general release shall not apply to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby and shall not affect either party's right to enforce this Agreement or any of the Ancillary Agreements in accordance with their terms.

     Section 3.9 Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article III are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

                                   ARTICLE IV

                     INDEMNIFICATION AND DISPUTE RESOLUTION

     Section 4.1 Indemnification by RFB. RFB shall, and shall cause each member of the RFB Group to, indemnify, defend and hold harmless SpinCo from and against any and all Losses of SpinCo arising out of, by reason of or otherwise in connection with the RFB Liabilities or alleged RFB Liabilities, including any breach by RFB of any provision of this Section 4.1.

     Section 4.2 Indemnification by SpinCo. SpinCo shall, and shall cause each member of SpinCo to, indemnify, defend and hold harmless RFB from and against any and all Losses of RFB arising out of, by reason of or otherwise in connection with the SpinCo Liabilities or alleged SpinCo Liabilities, including any breach by SpinCo of any provision of this Section 4.2. SpinCo shall be jointly and severally liable for the indemnification obligations imposed by this
Section 4.2.

     Section 4.3 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any Third Party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the management of the parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute; provided, however, such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed sixty days from the time a party has first given written notice of such Agreement Dispute to the other party.

     Section 4.4 Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide services and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article IV with respect to all matters not subject to such dispute, controversy or claim.

     Section 4.5 Other Remedies. Nothing in this Article IV shall limit the right that any party may otherwise have to seek to obtain from any court of competent jurisdiction (i) preliminary injunctive relief in order to preserve the status quo pending the resolution of a dispute or (ii) temporary or permanent injunctive relief from any breach of any provisions of this Agreement. By seeking such relief, a party in no way waives its arbitration rights under this Agreement.

     Section 4.6 Tolling. The parties acknowledge and agree that any statute of limitations or any other defense that could be raised by a party based upon the passage or expiration of time with respect to any Agreement Dispute shall be suspended and tolled during the period in which the parties are negotiating in good faith pursuant to Section 4.3 hereof. The parties' time to commence any action in connection with any Agreement Dispute will not be extended by the number of days encompassed in the tolled period, and no party will be prejudiced in any way by the passage of time during the tolled period.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section   5.1      Entire   Agreement.   This  Agreement,   the  Ancillary
Agreements and the Annexes, Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings, negotiations, discussions, writings, commitments and conversations with respect to the subject matter hereof and thereof, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

     Section 5.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with and all Agreement Disputes hereunder shall be governed by the procedural Laws and substantive Laws of the Commonwealth of Pennsylvania as to all matters regardless of the Laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 5.3 Termination. This Agreement and all Ancillary Agreements may be terminated at any time prior to the Distribution by and in the sole discretion of RFB without the approval of SpinCo or the shareholders of RFB. In the event of termination pursuant to this Section 5.3, no party shall have any liability of any kind to the other party or any other Person, except to the extent otherwise agreed by the parties.

     Section 5.4 Notices. All notices and other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

         if to RFB:

         Republic First Bancorp, Inc.
         1608 Walnut Street
         Philadelphia, Pennsylvania  19103
         Attention:  Harry D. Madonna, CEO

         if to SpinCo:

         First Bank of Delaware
         Brandywine Commons
         1000 Rocky Run Parkway

         Wilmington, Delaware 19803
         Attention:  Paul Frenkiel, CFO

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

     Section 5.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, and each Ancillary Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 5.6 Binding Effect; Assignment; Third-Party Beneficiaries. SpinCo may not, directly or indirectly, in whole or in part, whether by operation of Law or otherwise, assign or transfer this Agreement or its rights hereunder, without RFB's prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of RFB. RFB may not, directly or indirectly, in whole or in part, whether by operation of Law or otherwise, assign or transfer this Agreement or its rights hereunder, without SpinCo's prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of SpinCo.

Nothing in this Agreement shall restrict any transfer of this Agreement by RFB or SpinCo, whether by operation of Law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its legal representatives and successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 5.7 Severability. If any term or other provision of this Agreement is determined by a court or administrative agency of competent jurisdiction or arbitrator in any binding arbitration, to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the parties are unable to reach agreement on any such modification, an arbitrator selected in accordance with Article III shall have the authority to determine such modification.

     Section 5.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 5.9 Amendment. This Agreement may be amended at any time prior to the Distribution Date by and in the sole discretion of RFB, without the approval of SpinCo nor the shareholders of RFB. From and after the Distribution, no change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     Section 5.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement, (b) the execution, delivery and performance by it of this Agreement and each Ancillary Agreement have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and each Ancillary Agreement, and (d) this Agreement and each Ancillary Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and general equity principles.

     Section 5.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     Section 5.12 Conflicting Agreements. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

                                   ARTICLE VI

                                   DEFINITIONS

     "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

     "Affiliate" means, with respect to any specified Person, a Person that controls, is controlled by, or is under common control with such specified Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     "Agreement" has the meaning set forth in the Introductory Paragraph hereof.

         "Agreement Disputes" has the meaning set forth in Section 4.3 hereof.

         "Ancillary Agreements" has the meaning set forth in Section 1.3 hereof.

     "Assets" means assets, properties and rights, wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including, but not limited to, the following:

          (i) tangible personal property (such as equipment and furniture, including, but not limited to, office machinery, automated teller machines, shelving, office supplies and artwork, automobiles and trucks);

          (ii) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, including, but not limited to, any banking houses, drive-in banking facilities, teller facilities and administrative offices together with appurtenant parking, storage and service facilities, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant right in and to public streets);

          (iii)intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (iv) agreements,   contracts,  indentures,   mortgages,   instruments,
               guaranties, other similar arrangements, and rights thereunder (collectively, "Contracts");

          (v) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

          (vi) accounts, notes, and other receivables;

          (vii) securities,

          (viii) claims, prepayments, refunds, loans, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment;

          (ix) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar right obtained from any Governmental Authority;

          (x) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; and

          (xi) cash.

     "Book Value" means with respect to RFB or SpinCo, the shareholders' equity of such party, determined in accordance with generally acceptable accounting principles in the United States, as of the close of business on the Distribution Date.

     "Code" has the meaning set forth in the Recitals hereof.

     "Contracts" has the meaning set forth in the definition of Assets hereof.

     "Distribution" has the meaning set forth in the Recitals hereof.

     "Distribution Agent" has the meaning set forth in Section 2.1(a) hereof.

     "Distribution  Date" means the date as so determined by RFB in its sole and
absolute   discretion  in  accordance  with  Article  II  hereof  on  which  the
Distribution is effective.

     "Effective Time" means 12:01 a.m., Eastern time, on the Distribution Date.

     "Form 10" has the meaning set forth in the Recitals hereof.

     "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, audit work papers, work papers from internal audits, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "Information Statement" means the information statement on Schedule 14-C.

     "Law" means any applicable federal, state, local or foreign law, statute, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

     "Loss" means any loss, liability, damages, claim, demand, judgment or settlement of any nature or kind, know or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto. The amount of any indemnifiable Loss shall be reduced by the net amount of the tax or insurance benefit actually realized by an indemnified party by reason of such Loss.

     "Liabilities" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, deposits as defined in Section 3(1) of the Federal Deposit Insurance Act, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law (including any environmental law), Action, threatened Action, order or consent decree of any Governmental Authority, or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expenses of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Record Date" means the close of business on the date to be determined by the RFB Board as the record date for determining the shareholders of RFB entitled to receive shares of SpinCo Common Stock pursuant to a pro-rata distribution of shares of SpinCo Common Stock as part of the Distribution.

     "Records" has the meaning set forth in Section 3.1(a) hereof.

     "RFB" has the meaning set forth in the Introductory Paragraph hereof.

     "RFB Assets" means, collectively, all the Assets owned or held by RFB or any RFB Subsidiary immediately after giving effect to the Distribution, except the SpinCo Assets.

     "RFB Board" has the meaning set forth in the Recitals hereof.

     "RFB Common Stock" has the meaning set forth in the Recitals hereof.

     "RFB Group" means RFB and each Subsidiary and Affiliate of RFB immediately after the Distribution Date and each Person that becomes a Subsidiary or an Affiliate of RFB (other than any member of the SpinCo Group) after the Distribution Date.

     "RFB Liabilities" means:

                    (i) any and all Liabilities that are expressly  contemplated by this Agreement or any Ancillary Agreement (or any Schedules hereto or thereto) as Liabilities to be retained or assumed by RFB or any member of the RFB Group, and all agreements, obligations and Liabilities of any member of the RFB Group under this Agreement or any of the Ancillary Agreements;

                    (ii) all Liabilities (other than taxes and any employee-related Liabilities which are specifically covered by the Tax Disaffiliation Agreement, if any, primarily relating to, arising out of or resulting from:

                    (A) the operation of the business of RFB, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any representative (whether or not such act or failure to act is or was within such Person's authority));

                    (B) the operation of any business conducted by RFB or any RFB Subsidiary at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any representative (whether or not such act or failure to act is or was within such Person's authority)); or

                    (C) any RFB Assets, whether arising before, on or after the Distribution Date; and

                    (iii) RFB's Share of all Shared Liabilities.

     Notwithstanding the foregoing, the RFB Liabilities shall not include: (y) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or any Schedules hereto or thereto) as Liabilities to be retained or assumed by SpinCo; or (z) all agreements and obligations of SpinCo under this Agreement or any of the Ancillary Agreements. Any contrary provision of this Agreement notwithstanding, any Liabilities or Losses in respect of any Action relating to the Business shall constitute RFB Liabilities.

     "RFB Subsidiaries" means all of the Subsidiaries of RFB other than SpinCo.

     "Shared Liabilities" means all Liabilities that are neither RFB Liabilities (as defined without giving effect to clause (iii) of the definition of RFB Liabilities) nor SpinCo Liabilities (as defined without giving effect to clause
(iv) of the definition of SpinCo Liabilities).

     "SpinCo" has the meaning set forth in the Introductory Paragraph hereof.

     "SpinCo Assets" means, collectively, all the Assets that will be owned by SpinCo as of the Effective Time and after giving effect to the Distribution, including:

                    (i) all of the Assets  reflected on the SpinCo Balance Sheet or the accounting records supporting such balance sheet;

                    (ii) all of the Assets  expressly  allocated to SpinCo under this Agreement or any of the Ancillary Agreements; and

                    (iii) any other  Asset  acquired  by the RFB Group or SpinCo from the date of the SpinCo Balance Sheet to the Effective Time that is owned by the RFB Group or SpinCo as of the Effective Time and that is of a nature or type that would have resulted in such




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               Asset being  included as an Asset on the SpinCo Balance Sheet had it been acquired on or prior to the date of the SpinCo Balance Sheet, determined on a basis consistent with the determination of the Assets included on the SpinCo Balance Sheet.

     "SpinCo Balance Sheet" means the balance sheet of SpinCo, including the notes thereto, as of September 30, 2004.

     "SpinCo Board" has the meaning set forth in the Recitals hereof.

     "SpinCo Common Stock" has the meaning set forth in the Recitals hereof.

     "SpinCo Liabilities" means:

                    (i) any and all Liabilities that are expressly  contemplated by this Agreement or any Ancillary Agreement (or any Schedules hereto or thereto) as Liabilities to be retained or assumed by SpinCo, and all agreements, obligations and Liabilities of SpinCo under this Agreement or any of the Ancillary Agreements;

                    (ii) all Liabilities (other than taxes and any employee-related Liabilities which are specifically covered by the Tax Disaffiliation Agreement, if any, primarily relating to, arising out of or resulting from:

                         (A) the operation of the business of SpinCo, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any representative with respect to the business of SpinCo (whether or not such act or failure to act is or was within such Person's authority));

                         (B) the  operation of any business  conducted by SpinCo
                    at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any representative (whether or not such act or failure to act is or was within such Person's authority)); or

                         (C) any SpinCo Assets,  whether arising  before,  on or
                    after the Distribution Date; and

                    (iii) all Liabilities reflected as liabilities or obligations on the SpinCo Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, determined on a basis consistent with the determination of the Liabilities included on the SpinCo Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the SpinCo Balance Sheet; and

                    (iv) SpinCo's share of all Shared Liabilities.



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     Notwithstanding  the foregoing,  the SpinCo  Liabilities shall not include:
(y) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or any Schedules hereto or thereto) as Liabilities to be retained or assumed by any member of the RFB Group; or (z) all agreements and obligations of any member of the RFB Group under this Agreement or any of the Ancillary Agreements. Any contrary provision of this Agreement notwithstanding, any Liabilities or Losses in respect of any Action relating to the business of SpinCo shall constitute SpinCo Liabilities.

     "Subsidiary" means with respect to any specified Person, corporation, limited liability company, partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

     "Third Party" means a Person who is not a party hereto or a Subsidiary thereof.



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



     WHEREFORE, the parties have signed this Distribution Agreement effective as of the date first set forth above.



REPUBLIC FIRST BANCORP, INC.                      FIRST BANK OF DELAWARE


By:   /s/ Harry D. Madonna                        By:  /s/ Paul Frenkiel
--------------------------------------------      ------------------------------
Name: Harry D. Madonna                            Name: Paul Frenkiel
Title: President and Chief Executive Officer      Title: Chief Financial Officer





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